Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185226

PROSPECTUS SUPPLEMENT
(To prospectus dated December 14, 2012)

Up to $50,000,000 of Shares
Common Stock

We have entered into separate sales agreements with each of Cantor Fitzgerald & Co. and BTIG, LLC, which we refer to individually as an Agent and collectively as the Agents, relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of those sales agreements, we may offer and sell up to an aggregate of $50,000,000 of shares of our common stock from time to time through our Agents.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TBBK.” On July 9, 2014, the last reported sales price of our common stock on The NASDAQ Global Select Market was $11.80 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker. In addition, with our prior consent, the Agents may also sell our common stock in privately negotiated transactions. Each Agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between each applicable Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Each Agent will receive from us a fixed commission of 2.0% of the gross sales price of all shares sold through it acting as agent under the applicable sales agreement. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such Agent will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement, and page 20 of our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus supplement and the accompanying prospectus, and in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

These shares of common stock are not savings accounts, deposits or other obligations of our bank subsidiary or any of our non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Cantor Fitzgerald & Co.	BTIG

The date of this prospectus supplement is July 10, 2014.

 TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and none of the Agents has, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and none of the Agents is, making an offer to sell, nor are we or they seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates or in other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying base prospectus, which gives more general information about us, the common stock offered hereby and other securities that we may offer from time to time, some of which may not apply to this offering of common stock. Generally, when we refer only to the “prospectus,” we mean this prospectus supplement together with the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” To the extent the description of this offering in the prospectus supplement differs from the description in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, “The Bancorp,” “Bancorp,” the “Company,” “we,” “our,” “ours,” and “us” refer to The Bancorp, Inc., which is a financial holding company headquartered in Wilmington, Delaware, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Bancorp Bank” or the “Bank” refer to The Bancorp Bank, a state-chartered bank, which is our sole banking subsidiary.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations could differ materially from those contemplated, expressed or implied by our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus supplement are subject to various risks and uncertainties that could cause actual results to differ materially from our forward-looking statements, including:

•
the risk factors discussed and identified in this prospectus supplement and in our public filings with the Securities and Exchange Commission, or the SEC, which we incorporate by reference in this prospectus supplement and the accompanying prospectus;

•
weak economic and slow growth conditions in the U.S. economy and significant dislocations in the credit markets have had, and may in the future have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;

•	current economic and credit market conditions, if they continue, may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;

•	operating costs may increase;

•	adverse governmental or regulatory policies may be promulgated or adverse regulatory actions taken;

•	management and other key personnel may be lost;

•	competition may increase;

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•
the costs of our interest-bearing liabilities, principally deposits, may increase relative to the interest received on our interest-bearing assets, principally loans, thereby decreasing our net interest income;

•
the geographic concentration of our loans could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country; and

•
the market value of real estate that secures our loans has been, and may continue to be, adversely affected by recent economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the risks set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the documents identified in the section “Incorporation of Certain Documents by Reference” before deciding to invest in any offered securities.

The Company

We are a Delaware financial holding company and our primary subsidiary, wholly owned, is The Bancorp Bank. The vast majority of our revenue and income is currently generated through the Bank.  The majority of our loans consist primarily of commercial loans in the Philadelphia metropolitan area.  Additionally, loans collateralized by securities are generated through institutional banking affinity groups and are typically offered in conjunction with brokerage accounts.  Automobile fleet leases are generated in a number of Atlantic Coast and other states.  We also fund loans which our Commercial Mortgage Backed Securitization (CMBS) department originates.  While such loans have average balances which are significantly less than those other categories, related sales result in non-interest fee income.  Deposits are originated primarily through accounts generated by affiliations with affinity groups.  Through the Bank, we provide a wide range of commercial and retail and related banking services, which include prepaid and debit cards,  private label banking, healthcare accounts and card payment processing to both regional and national markets.

Regionally, we focus on providing our banking services directly to retail and commercial customers in the Philadelphia-Wilmington metropolitan area, consisting of the 12 counties surrounding Philadelphia, Pennsylvania and Wilmington, Delaware including Philadelphia, Delaware, Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania, New Castle County in Delaware and Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey. We believe that our presence in the area provides us with insights as to the local market and, as a result, with the ability to tailor our products and services, and particularly the structure of our loans, more closely to the needs of our targeted customers. We seek to develop overall banking relationships with our targeted customers so that our lending operations serve as a generator of deposits and our deposit relationships serve as a source of loans. We believe that our regional presence also allows us to oversee and further develop our existing customer relationships.

We focus on providing our services to organizations with a pre-existing customer base who can use one or more selected banking services tailored to support or complement the services provided by these organizations to their customers. The vast majority of these services are provided in the United States although we have some prepaid card operations in Europe.  These services include private label banking including institutional banking; credit and debit card processing for merchants affiliated with independent service organizations; healthcare savings accounts for healthcare providers and third-party plan administrators; and prepaid cards, also known as stored value cards, for general purpose card sponsors, insurers, incentive plans, large retail chains, consumer service organizations and others. We typically provide these services under the name and through the facilities of each organization with whom we develop a relationship. We refer to this, generally, as affinity group banking. Our prepaid card, private label banking, card payment processing and healthcare accounts programs are a source of fee income and low-cost deposits.

Corporate Information

Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is http://www.thebancorp.com. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus any material from our website, which should not be considered part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing shares of our common stock, you should carefully consider the risks included in the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Additional Risks Relating to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with either of the Agents as a source of financing. Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus supplement will be used for general corporate purposes and working capital requirements, including the support of our ongoing and future anticipated growth.

PLAN OF DISTRIBUTION

We have entered into separate sales agreements, each dated July 10, 2014, with each of Cantor Fitzgerald & Co. and BTIG, LLC, under which we may issue and sell up to an aggregate of $50,000,000 of shares of our common stock from time to time through one of the Agents, as our agent, for the offer and sale of the shares. The sales, if any, of the common stock under the sales agreements will be made in transactions deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the The NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker. In addition, with our prior consent, the Agents may sell our common stock in privately negotiated transactions. The sales agreements have been filed as exhibits to a current report on Form 8-K under the Exchange Act and incorporated by reference in this prospectus supplement.

From time to time during the term of the sales agreements, we may deliver a placement notice to one of the Agents, specifying the amount of common stock to be sold and the minimum price below which sales may not be made. Upon receipt of a placement notice from us, and subject to the terms and conditions of the applicable sales agreement, each Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or the applicable Agent may suspend the offering of common stock at any time upon proper notice to the other. Unless otherwise specified in the placement notice, settlement for sales of common stock will occur on the third trading day following the date on which any sales were made. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay each Agent commissions for its services in acting as agent in the sale of common stock. Each such Agent will be entitled to a fixed commission of 2.0% of the gross sales price of the shares sold through it as agent and/or principal under the applicable sales agreement. We have also agreed to reimburse each Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed an aggregate of $60,000.  We estimate that the total expenses for the offering, excluding aggregate commissions and reimbursements payable to the Agents under the terms of the sales agreements, will be approximately $100,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock hereunder, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify each such Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the sales agreements will terminate upon the earlier of (1) the sale of all common stock subject to the sales agreements or (2) termination of the sales agreements. Each sales agreement may be terminated by the applicable Agent or us at any time upon 10 days’ notice, and by the applicable Agent in certain circumstances, including our failure to maintain a listing of our common stock on The NASDAQ Global Select Market or the occurrence of a material adverse change in our company. The termination of any one sales agreement will not necessarily affect the other sales agreements.

In the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by each Agent and each Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

 EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. Cantor Fitzgerald is being represented in connection with this offering by Reed Smith LLP, New York, New York. BTIG is being represented in connection with this offering by Greenberg Traurig, LLP, New York, New York.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.thebancorp.com. Our website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K filed January 28, 2014, May 2, 2014, June 10, 2014 and July 11, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 10, 2004.

For purposes of the registration statement of which this prospectus supplement is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement is a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
Attention: Paul Frenkiel
(302) 385-5000

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any “free writing prospectus” or any other offering materials we, or the Agents, may use. We have not, and the Agents have not, authorized any person to provide information other than that provided or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The statements that we make in this prospectus supplement, in any document incorporated by reference in this prospectus supplement or in the accompanying prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents. You can obtain copies of these documents from the SEC or from us, as described above.

PROSPECTUS
THE BANCORP, INC.

$100,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants,
Guarantees and Units

We will provide the specific terms of the securities we sell in supplements to this prospectus or other offering materials. You should read this prospectus, any supplement and any other offering materials carefully before you invest.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this registration process, we may sell any combination of our:

•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities;

•	guarantees; and

•	units to purchase one or more debt securities, common stock, preferred stock or warrants or any combination of such securities in one or more offerings up to a total dollar amount of $100,000,000. The terms of these offerings will be determined at the time of sale. We refer to the common stock, preferred stock, warrants, debt securities, guarantees and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

We will provide the specific terms of these securities in one or more supplements to this prospectus or in other offering materials. You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest. No securities may be sold without delivery of a prospectus supplement or other offering materials describing the method and terms of the offering of those securities.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “TBBK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

AN INVESTMENT IN THESE SECURITIES INVOLVES MATERIAL RISKS AND UNCERTAINTIES. YOU SHOULD READ CAREFULLY THE RISK FACTORS ON PAGEOF THIS PROSPECTUS, IN ANY PROSPECTUS SUPPLEMENT AND IN OUR PERIODIC REPORTS AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This Prospectus is Dated December 14, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, guarantees of debt securities and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Bancorp,” “the Company,” “we,” “us,” “our” and similar terms refer to The Bancorp, Inc.  “Bank” refers to The Bancorp Bank, a wholly-owned subsidiary of Bancorp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

We claim the protection of safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations could differ materially from those contemplated, expressed or implied by our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to differ materially from our forward-looking statements, including:

•	the risk factors discussed and identified in our public filings with the SEC which we incorporate by reference in this prospectus;
•
recessionary conditions in the U.S. economy have had, and we expect will continue to have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;

•	current economic and credit market conditions, if they continue, may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;
•	operating costs may increase;
•	adverse governmental or regulatory policies may be enacted;
•	management and other key personnel may be lost;
•	competition may increase;
•
the costs of our interest-bearing liabilities, principally deposits, may increase relative to the interest received on our interest-bearing assets, principally loans, thereby decreasing our net interest income;

•
the geographic concentration of our loans could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country; and

•
the market value of real estate that secures our loans has been and may continue to be, adversely affected by current economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus, the date of the prospectus supplement or the date of any document incorporated by reference in this prospectus or in a prospectus supplement, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, or the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011.

•	Our Quarterly Reports on Form 10-Q or 10-Q/A for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

•	Our Current Reports on Form 8-K filed February 16, 2012, April 30, 2012, May 7, 2012, September 17, 2012, October 22, 2012 and November 26, 2012.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

In reliance on Rule 12h-5 under the Exchange Act, the Bank does not intend to file annual reports, quarterly reports, current reports or transition reports with the SEC, as this registration statement will not be used to offer securities issued by it other than guarantees of securities issued by us.  Certain financial information pertaining to the Bank is included in our financial statements filed with the SEC pursuant to the Exchange Act.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Attention: Paul Frenkiel
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Delaware financial holding company with a wholly owned subsidiary, The Bancorp Bank. Through the Bank, we provide a wide range of commercial and retail banking products and services to both regional and national markets. We were formed in 1999 and commenced operations in July 2000. Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is www.thebancorp.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks contained in our Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC and incorporated herein by reference, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose some portion or all of your original investment.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table shows our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference dividends, for the periods indicated.

	Nine months ended September 30,	Year ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	2.85	2.03	1.45	1.38	(3)	1.44
Ratio of combined fixed charges and preferred stock dividends to earnings(2)	2.85	2.03	1.51	1.15	(3)	1.44

(1)
We calculate the ratio of earnings to fixed charges by dividing our earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense representing an interest factor.

(2)	We calculate the ratio of earnings to combined fixed charges and preference dividends by dividing earnings by the sum of fixed charges and dividends on preferred securities.

(3)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $63.3 million.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, loans, refinancing or repayment of indebtedness, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be invested in readily marketable, interest-bearing securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2012, we had 33,128,781 shares of common stock outstanding and no preferred stock outstanding.

The following description of the material terms of our capital stock and of our certificate of incorporation and bylaws is only a summary. You should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, for their complete terms.

Common Stock

Voting rights. Each share of common stock is entitled to one vote on all matters presented to stockholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends. We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2011, which we refer to as our 2011 10-K and which is incorporated by reference in this prospectus, under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a description of our dividend policy and Item 1 of our 2011 10-K under the captions “Federal Regulation” and “Delaware Regulations” for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation. In the event we are dissolved, liquidated or wound up, common stockholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption. Common stockholders are not entitled to preemptive rights and our common shares are not subject to call or redemption.

Transfer Agent. We have appointed American Stock Transfer & Trust Company to act as the transfer agent for our common stock.

Listing. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “TBBK.”

Preferred Stock

General. We may issue preferred stock from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the common stockholders.

A prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in a prospectus supplement and other offering materials, if any, are not complete. You should refer to the certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

 Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We summarize various provisions of Delaware law, our certificate of incorporation and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation and bylaws currently contain provisions that may be deemed to be “anti-takeover” in nature. These provisions are the current authorization of 50,000,000 shares of common stock, the current authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights.

The authorization for the issuance of substantial numbers of shares of common stock and preferred stock and the elimination of preemptive rights for common stock provides our board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors, if consistent with its fiduciary responsibilities to deter future attempts to gain control over us. Moreover, because a stockholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•
on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•
is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•
the corporation, by the action of stockholders holding majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law. Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2011 10-K under the caption “Federal Regulation—Change in Control”.

DESCRIPTION OF OUR DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•
whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement.  We may issue book-entry debt securities in either temporary or permanent form.  We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness.  The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages.  The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

·	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

·
we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

·
any other default on any Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt.  The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

This summary description is not meant to be a complete description of the guarantees of debt securities that we may offer. At the time of an offering and sale of debt securities, this prospectus together with the accompanying prospectus supplement will contain the material terms of the guarantees, if any, of the debt securities being offered.

If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of guarantees of a particular issue of debt securities will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

·	the title and aggregate number of the warrants;

·	the price or prices at which the warrants will be issued;

·	the title, amount and terms of the securities purchasable upon exercise of the warrants;

·	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

·	the date, if any, on and after which the warrants and the related securities will be separately transferable;

·	the price at which the related securities may be purchased upon exercise of the warrants;

·	the exercise period for the warrants;

·	the minimum or maximum number of warrants which may be exercised at any one time;

·	any applicable anti-dilution, redemption or call provisions;

·	any applicable book-entry provisions; and

·	any other terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

·
the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

·	a description of the terms of any unit agreement governing the units; and

·	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement, including, with respect to our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market on an exchange or otherwise.

We may sell our securities in any of the following ways:

·	through underwriters or dealers,

·	through agents who may be deemed to be underwriters as defined in the Securities Act,

·	directly to one or more purchasers,

·	directly to holders of warrants exercisable for our securities upon the exercise of their warrants, or

·	through a combination of any of these methods of sale.

The prospectus supplement and other offering materials, if any, for a particular offering will set forth the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, the securities exchanges on which the securities will be listed, if any, and any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market or other national securities exchange. Preferred stock, warrants and debt securities may or may not be listed on the NASDAQ Global Select Market or other national securities exchange.  Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commissions payable by us to the agent, in a prospectus supplement and other offering materials, if any. Unless otherwise indicated in the prospectus supplement and other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

The validity of the securities offered hereby and tax matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with any offering we make.

Up to $50,000,000 of Shares
Common Stock

PROSPECTUS SUPPLEMENT

Cantor Fitzgerald & Co.	BTIG

July 10, 2014